EXHIBIT 10.29

Global Fashion Group Tel: + 33(0)1 55 28 88 98
                     Fax: + 33(0)1 58 30 88 57

                                                       Blue Holdings
                                                       Monsieur Paul Guez




                                                       Paris le 5 octobre 2006


Dear Mr. Paul Guez

By this letter, I herebery confirm that Global fashion Group ("GFG") and Blue Holdings, Inc ("BLHL") were unable to finalize the license agreement between our companies. As you aware, GFG paid to BLHL as an advance against the license agreement the sum of 200,000 Euros. ("The Advance").

Therefore Pursuant to paragraph 13 of the irrevocable promise to enter into a license Agreement signed by the parties on the 30th day of March 2006, GFG agrees that the advance may now be applied to the accounts receivable balance of GFG on the books of BLHL (for the merchandise that BLHL shipped to GFG) and GFG will, in turn, apply this same amount to the payable that is on our books in favor of BLHL.

For our records could you please provide us with a statement from your company which confirms the described operation.

Sincerely,


/s/ Christophe Bosc
---------------------------
Christophe Bosc
President